UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2015

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2015, Charter Communications, Inc. (“Charter”) entered into an Agreement and Plan of Mergers (the “Mergers Agreement”) with Time Warner Cable Inc. (“TWC”), CCH I, LLC (“New Charter”), Nina Corporation I, Inc. (“Merger Sub 1”), Nina Company II, LLC (“Merger Sub 2”) and Nina Company III, LLC (“Merger Sub 3”), pursuant to which (i) New Charter will convert to a Delaware corporation, (ii) following the exchange of shares contemplated by the Charter Contribution Agreement (as defined below), Merger Sub 1 will merge with and into TWC, with TWC continuing as the surviving company, (iii) TWC, as the surviving corporation, will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company, and (iv) Charter will merge with and into Merger Sub 3 (the “Parent Merger”), with Merger Sub 3 continuing as the surviving company and a wholly owned subsidiary of New Charter (the “TWC Transactions”).  The TWC Transactions will close no later than five business days following the satisfaction or waiver of customary conditions to closing (the “Closing Date”), including the receipt of stockholder approval from each of Charter’s stockholders and TWC’s stockholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), an effective registration statement (the “Registration Statement”) registering the shares of Class A common stock of New Charter, par value $0.001 per share (the “New Charter Shares”) issuable as consideration for the transactions contemplated by the Mergers Agreement, and the receipt of certain other regulatory approvals. Also on May 23, 2015, Charter entered into the First Amendment (the “First Amendment”) to the Contribution Agreement, dated as of March 31, 2015, with Advance/Newhouse Partnership (“A/N”), A/NPC Holdings LLC, New Charter, and Charter Communications Holdings, LLC (“Charter Holdco”) (the “Contribution Agreement”), pursuant to which it reaffirmed its, or one of its affiliates’, commitment to, subject to the satisfaction of certain conditions, acquire all of the issued and outstanding limited liability company membership interests of Bright House Networks, LLC (“Bright House”) from A/N (the “Bright House Transactions”). As a result of the TWC Transactions and the Bright House Transactions, it is expected that New Charter will become the new publicly traded parent company of Charter.

In connection with the TWC Transactions and the Bright House Transactions, Liberty Broadband Corporation (“Liberty”) entered into the agreements described below. Each agreement summarized below is qualified in its entirety by reference to the full text of such agreement, which, except as noted below, is filed as an exhibit hereto and incorporated by reference herein.

Agreements Relating to the TWC Transactions

Investment Agreement with Charter

Pursuant to the Investment Agreement, dated May 23, 2015, by and among Charter, New Charter and Liberty (the “Charter Investment Agreement”), on the Closing Date, immediately following the closing of the Parent Merger, Liberty will purchase from New Charter $4.3 billion of New Charter Shares at a price per share of $176.95 (as adjusted by the applicable exchange ratio) (the “New Charter Investment”). The Charter Investment Agreement contains customary representations and warranties, and provides that the parties thereto will execute a customary registration rights agreement in connection with the closing of the TWC Transactions. The Charter Investment Agreement also provides that, among other things, (i) Charter will use the proceeds from the New Charter Investment to fund a portion of the cash consideration for the TWC Transactions pursuant to the Mergers Agreement, (ii) Charter shall conduct its business in the ordinary course and will not issue any equity interests prior to the Closing Date, subject to certain exceptions, including relating to equity compensation awards, (iii) Charter will not amend, waive or modify any provision of the Mergers Agreement in a manner that is adverse to Liberty without Liberty’s prior written consent and (iv) Liberty will use its reasonable best efforts to cause the Investors (as defined below) to perform their respective obligations under the Investment Agreements (as defined below).  The closing of the transactions contemplated by the Charter Investment Agreement is subject to certain customary conditions, including, but not limited to, (i) the approval of Charter’s stockholders of the issuance of New Charter Shares pursuant to the New Charter Investment, (ii) the expiration or termination of the applicable waiting period under the HSR Act for Liberty’s purchase of the New Charter Shares, (iii) the approval for listing of the New Charter Shares on the Nasdaq Stock Market (“Nasdaq”), and (iv) the closing of the transactions contemplated by the Mergers Agreement.

Existing Stockholders Agreement. The Charter Investment Agreement amends the Existing Stockholders Agreement (as defined below) to provide that (i) Charter will continue to include Liberty’s designees to Charter’s Board of Directors in management’s slate for nominees for election as a director through Charter’s 2019 annual meeting, (ii) certain provisions of the standstill are waived to permit the transactions contemplated by the Mergers Agreement, the Charter Contribution Agreement (as defined below), the Charter Investment Agreement and the LIC Proxy Agreement (as defined below), and (iii) to provide for director compensation for each of Liberty’s designees on the board of directors of Charter.

Proxy Statement and Shareholder Approval. Charter has agreed to promptly prepare and file with the SEC a proxy statement/prospectus on Form S-4 for a special meeting of its stockholders to approve the issuance of the New Charter Shares to be purchased by Liberty.

Section 203 Approval; Business Combinations. The board of directors of New Charter (the “Board”) will adopt resolutions necessary to approve (x) each of Liberty and certain current and future related persons as an “interested stockholder” and (y) the acquisition by such persons of New Charter Shares, in each case, for purposes of Section 203 of the Delaware General Corporation Law.  The Charter Investment Agreement contains an agreement that the certificate of incorporation of New Charter will not include the business combinations provision set forth in Article EIGHTH of Charter’s existing Amended and Restated Certificate of Incorporation (or any comparable provision thereto).

Termination. The Charter Investment Agreement will terminate upon certain customary events, including, but not limited to, (i) the termination of the Mergers Agreement in accordance with its terms and (ii) with respect to (x) Liberty, upon a material breach by Charter or New Charter, and (y) Charter and New Charter, upon a material breach by Liberty, in each case subject to certain cure rights.

TWC Voting Agreement

Pursuant to the Voting Agreement, dated as of May 23, 2015, between TWC and Liberty (the “TWC Voting Agreement”), at any special or annual meeting (or in connection with any written consent) of Charter’s stockholders, Liberty has agreed to vote all shares of Charter beneficially owned by Liberty (the “Covered Shares”) in favor of the approval of the Mergers Agreement, the Parent Merger, the issuance of the New Charter Shares, the exchange contemplated by the Charter Contribution Agreement, the New Charter Investment contemplated by the Charter Investment Agreement, the approval of the Second Amended and Restated Stockholders Agreement (as defined below) and the other transactions contemplated by the Mergers Agreement, and against any corporate action which, if consummated, would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the Mergers Agreement.

Liberty also agrees, from the date of the TWC Voting Agreement until its termination, that (x) it will not transfer any of its shares of Charter’s Class A Common Stock, par value $.001 per share (“Charter Common Stock”), subject to limited exceptions, and (y) it will vote its Covered Shares (or deliver a consent with respect to its Covered Shares) against any Parent Acquisition Proposal (as defined in the Mergers Agreement), or any transaction that would have constituted a Parent Acquisition Proposal if the Mergers Agreement were then in effect. However, if the Mergers Agreement is terminated (i) by Charter or TWC due to Charter’s failure to obtain stockholder approvals for, among other things, the transactions contemplated by the Mergers Agreement (the “Parent Stockholder Approvals”) or (ii) by TWC due to (x) an intentional and material breach by Charter of the non-solicitation provision in the Mergers Agreement which results in a third party making a Parent Acquisition Proposal that would materially interfere with or delay the transactions contemplated by the Mergers Agreement or (y) the intentional failure of Charter to duly call a meeting of its stockholders no later than 40 days after the effective date of its Registration Statement for the purpose of obtaining the Parent Stockholder Approvals, then, in each case, the restrictions set forth in the previous sentence will continue to apply for a period of six months following such termination of the Mergers Agreement.  Liberty also agreed, subject to limited exceptions, to comply with the non-solicitation provisions contained in the Mergers Agreement which apply to Charter.

The TWC Voting Agreement will automatically terminate upon the earlier to occur of (i) the closing of the transactions contemplated by the Mergers Agreement and (ii) the termination of the Mergers Agreement in accordance with its terms (subject to termination of the Mergers Agreement under certain circumstances, as described above).

Contribution Agreement with Charter

Pursuant to the Contribution Agreement, dated May 23, 2015, by and among Liberty, Liberty Interactive Corporation (“LIC”), Charter, New Charter and Merger Sub 1 (the “Charter Contribution Agreement”), on the Closing Date, Liberty and LIC will exchange, in a tax-free transaction, a number of shares of TWC common stock held by each company for shares of Merger Sub 1 (“Liberty Company Surviving Corporation Shares”), which, pursuant to the TWC Transactions, will ultimately result in each of Liberty and LIC receiving one New Charter Share for each share of TWC common stock so exchanged, subject to certain limitations (the “Exchange”). Liberty and LIC will be entitled to exchange a number of shares of TWC common stock equal to up to 110% of the number of shares of TWC common stock held by such companies as of the date of the Charter Contribution Agreement.

The Charter Contribution Agreement contains customary representations and warranties and covenants, including that Charter, New Charter and Merger Sub 1 will not amend the Mergers Agreement in a way that is reasonably likely to (i) result in a reduction in the number of Liberty Company Surviving Corporation Shares received by Liberty and LIC in the Exchange or (ii) affect the tax-free nature of the TWC Transactions (such covenants, the “Contribution Covenants”).  In addition, the Charter Contribution Agreement provides that the boards of directors of Charter and New Charter will take such action as is necessary to cause the exemption of the acquisition of the shares received in the Exchange (and the New Charter Shares to be received in the TWC Transactions with respect to such shares received in the Exchange) by Liberty and by LIC from the liability provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

The Exchange is conditioned upon each condition to the transactions contemplated by the Mergers Agreement having been satisfied, waived (subject to the Contribution Covenants) or capable of being satisfied concurrently with the completion of the TWC Transactions.  The Charter Contribution Agreement will terminate automatically upon the termination of the Mergers Agreement in accordance with its terms.  The Charter Contribution Agreement is terminable by Liberty and LIC, on the one hand, and New Charter and Merger Sub 1, on the other hand, upon a material breach of any representation or warranty or material failure to perform any covenant or agreement on the part of the other set forth in the Charter Contribution Agreement.

LIC Proxy Agreement

In connection with the TWC Transactions, Liberty and LIC entered into a Proxy and Right of First Refusal Agreement, dated May 23, 2015 (the “LIC Proxy Agreement”), pursuant to which, in connection with the closing of the transactions contemplated by the Mergers Agreement, LIC will grant Liberty an irrevocable proxy to vote all New Charter Shares owned beneficially or of record by LIC following such closing (such shares, the “LIC Proxy Shares”). The LIC Proxy Agreement provides that Liberty may not vote the LIC Proxy Shares on certain reserved matters including, among other things, change of control transactions of New Charter, bankruptcy events of New Charter, and an authorization of any new class of securities of New Charter.  The LIC Proxy Agreement will terminate on the first to occur of (i) the fifth anniversary of the Closing Date, (ii) the occurrence of a 40 Act Event (as defined in the LIC Proxy Agreement), (iii) upon a material breach by Liberty of any of its agreements contained in the LIC Proxy Agreement (subject to certain cure rights), (iv) a Liberty Change of Control (as defined in the Second Amended and Restated Stockholders Agreement), and (v) the mutual agreement of Liberty and LIC.

So long as the LIC Proxy Agreement is in effect, if LIC proposes to transfer any LIC Proxy Shares, Liberty will have a right of first refusal (“LIC ROFR”) to purchase all or a portion of any such securities LIC proposes to transfer.  The purchase price per share for any securities sold to Liberty pursuant to the LIC ROFR will be the volume-weighted average price of New Charter Shares for the two trading day period before the notice of a proposed sale by LIC, payable in cash.  Certain transfers are permitted to affiliates of LIC, subject to the transferee entity entering into an agreement assuming the transferor’s obligations under the LIC Proxy Agreement, including a transfer to a LIC Qualified Distribution Transferee in a LIC Distribution Transaction (each as defined in the LIC Proxy Agreement).

The LIC ROFR does not apply to transfers (i) by LIC in connection with a change of control of New Charter or (ii) to any holder of a convertible or exchangeable instrument issued by LIC.  Liberty may not exercise the LIC ROFR to the extent the shares purchased would result in its ownership of securities exceeding the voting or equity limits set forth in the Second Amended and Restated Stockholders Agreement.

Investment and Related Agreements with Third Party Investors

Liberty currently intends to fund all or a portion of the New Charter Investment using the proceeds from certain Amended and Restated Investment Agreements (the “Investment Agreements”) entered into with LIC, JANA Nirvana Master Fund, L.P. (“JANA Nirvana”), JANA Master Fund, Ltd. (“JANA Master”), Coatue Offshore Master Fund, Ltd. (“Coatue”), Quantum Partners LP (“Quantum Partners”), Soroban Master Fund LP (“Soroban Master Fund”) and Soroban Opportunities Master Fund LP (“Soroban Opportunities Master Fund” and together with LIC, JANA Nirvana, JANA Master, Coatue, Quantum Partners and Soroban Master Fund, the “Investors”) and an Amended and Restated Assignment and Assumption of Investment Agreement among Liberty, LIC, Soroban Master Fund and Soroban Opportunities Master Fund (the “Assignment”), pursuant to which LIC assigned a portion of its original investment to Soroban Master Fund and Soroban Opportunities Master Fund. An investment agreement with LIC, JANA Nirvana, JANA Master and Coatue was initially entered into with Liberty on May 23, 2015, an investment agreement with Quantum was initially entered into with Liberty on May 24, 2015 and an investment agreement with Soroban Master Fund and Soroban Opportunities Master Fund was initially entered into with Liberty on May 25, 2015. However, each of these investment agreements have been amended and restated as noted above.

Pursuant to the Investor Agreements and the Assignment, subject to the satisfaction of certain conditions (including the satisfaction of each of the closing conditions set forth in the Mergers Agreement and the closing of the transactions contemplated by the Charter Investment Agreement), the Investors will subscribe for newly issued shares of Liberty’s Series C common stock (the “Liberty Series C Shares”), at a price of $56.23 per share and an aggregate purchase price of $4.4 billion (the “Liberty Investment”).  Each of the Investment Agreements contains substantially similar terms and conditions, including customary registration rights (or an agreement to enter into a customary registration rights agreement prior to closing), indemnification provisions and an agreement by Liberty to use the consideration paid pursuant to the Investment Agreements for the New Charter Investment.  Liberty will seek stockholder approval for the issuance of the Liberty Series C Shares pursuant to the Investment Agreements and the Assignment, in accordance with the rules and requirements of Nasdaq.  If Liberty does not receive the requisite stockholder approval for the issuance of the Liberty Series C Shares, the Investors, on a pro rata basis, will instead acquire Liberty Series C Shares representing not more than 19.9% of the outstanding common stock of LBC and shares of a newly issued series of non-convertible preferred stock of Liberty.  In addition, Liberty, in its sole discretion, may determine to obtain a portion of the financing it needs to complete the New Charter Investment through the incurrence of indebtedness and other non-equity financing sources, which Liberty’s board of directors, in its reasonable judgment, has determined provides Liberty with a superior alternative.  In such event, each Investor’s applicable portion of the Liberty Investment will be reduced, pro rata, by an amount not to exceed 25% of its investment.  The Investment Agreements contain customary termination events, including, but not limited to, (i) as to any Investor, a breach of any representation or warranty or failure to perform a covenant by such Investor which has not been cured and would cause the conditions to closing not to be satisfied, (ii) as to any Investor, if the Closing Date has not occurred within two years of the date of the Mergers Agreement, (iii) as to any Investor, within fifteen days following an amendment, modification or waiver of any provision of the Mergers Agreement that is adverse in any material respect to Liberty and to which Liberty has consented, (iv) as to any Investor, upon the entry of an order by a government entity of competent jurisdiction against any Investor relating to the Liberty Investment or the transactions contemplated by the Charter Investment Agreement and (v) the termination of the Mergers Agreement.

Agreements Relating to the Bright House Transactions

In connection with the proposed Bright House Transactions, on May 23, 2015, Liberty entered into an Amended and Restated Stockholders Agreement, dated May 23, 2015, with Charter, New Charter and A/N (the “Second Amended and Restated Stockholders Agreement”).  The existing Stockholders Agreement with Charter, as first amended on September 29, 2014, and as further amended by the Charter Investment Agreement (the “Existing Stockholders Agreement”), will remain in effect until the earlier to occur of (i) the Closing of the Bright House Transactions (the “Bright House Closing”) and (ii) the closing of the TWC Transactions.  In addition, certain provisions of the Second Amended and Restated Stockholders Agreement became effective upon execution thereof.  Upon the earlier to occur of (i) the Bright House Closing and (ii) the closing of the TWC Transactions, the Second Amended and Restated Stockholders Agreement will replace the Existing Stockholders Agreement in all respects, except that the Second Amended and Restated Stockholders Agreement will terminate in accordance with its terms if the Bright House Closing does not occur (in which case the Existing Stockholders Agreement shall be reinstated).  The Second Amended and Restated Stockholders Agreement will be filed separately.

The Second Amended and Restated Stockholders Agreement provides that at the closing of the Bright House Transactions, Liberty, A/N, Charter and New Charter will enter into the Proxy and Right of First Refusal Agreement (the “Proxy Agreement,” the form of which is attached as an exhibit to the Second Amended and Restated Stockholders Agreement).

Second Amended and Restated Stockholders Agreement

Liberty Investment. Upon the Bright House Closing, Liberty will purchase from New Charter an additional $700 million of New Charter Shares at a price per share of $172.99 (as adjusted by the applicable exchange ratio) (the “Reference Price”).

Voting Agreement. Liberty has agreed to vote all voting securities of Charter owned by Liberty and its affiliates in favor of approval of the Contribution Agreement, the First Amendment, the Mergers Agreement, the New Charter Issuance and certain other approvals required to effect the Bright House Transactions.

Governance; Election and Appointment of Designees. Following the Bright House Closing, the Board will consist of 13 directors, with three directors initially designated by Liberty and two directors initially designated by A/N. The number of directors which each of Liberty and A/N will be entitled to designate following the Bright House Closing will be subject to Liberty or A/N maintaining certain levels of equity or voting interests.

For so long as each of A/N and Liberty hold voting or equity securities of New Charter of at least 20%, certain matters, including a change of control of New Charter, certain transactions involving A/N or Liberty and amendments to the certificate of incorporation of New Charter will require approval of a majority of those directors of New Charter who are not appointed by Liberty and A/N (the “Unaffiliated Directors”).

So long as each of Liberty’s and A/N’s designees to the Board is included in management’s slate of nominees for election as a director to the Board and New Charter recommends approval of their election, each of Liberty and A/N has agreed to vote its respective shares in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board with respect to the election or removal of directors.

From and after the Bright House Closing, for so long as Liberty and A/N’s respective equity or voting interest is greater than or equal to 20%, each will have certain consent rights over actions taken by New Charter, including the incurrence of indebtedness in excess of leverage ratios and fundamental changes in the business or material investments.  A/N has certain additional consent rights with respect to the sale or transfer of certain interests and assets of Charter Holdco within seven years following the Bright House Closing and the issuance of any preferred units of Charter Holdco.

Limitation on Share Ownership and Voting; Standstill. Following the Bright House Closing, Liberty’s equity ownership in New Charter will be capped at the greater of 26% or the cap on its voting interest (as set forth below), and A/N’s equity ownership in New Charter will be capped at the greatest of its equity ownership immediately following the Bright House Closing, 25% and the cap on its voting interest (as set forth below).  Liberty’s voting interest in New Charter will be capped at the greater of (x) 25.01% (or 0.01% above the person or group holding the highest voting percentage of New Charter) and (y) 23.5% increased one-for-one to a maximum of 35% for each permanent reduction in A/N’s equity interest in New Charter below 15%. A/N’s voting interest in New Charter will be capped at 23.5% increased one-for-one to a maximum of 35% for each permanent reduction in Liberty’s equity interest in New Charter below 15%.  Each of Liberty and A/N will be entitled to vote its entire voting interest with respect to certain Excluded Matters (as defined in the Second Amended and Restated Stockholders Agreement), including, among other things, a change of control transaction at New Charter and matters outside the ordinary course of business.

In addition, subject to certain exceptions, Liberty and A/N have agreed to be subject to certain customary standstill provisions prohibiting, among other things, Liberty or A/N from engaging in any solicitation of proxies or consents relating to the election of directors, proposing a matter for submission to a vote of stockholders of New Charter or calling a meeting of the stockholders of New Charter or taking any action or making any public statement not approved by the Board to seek to control or influence the management, the Board or the policies of New Charter.

Certain of such standstill provisions have been waived to the extent the Investment Agreements, the Assignment, the Charter Investment Agreement, the Charter Contribution Agreement, the TWC Voting Agreement and the LIC Proxy Agreement would constitute a breach thereof.

Transfer Restrictions. Liberty and A/N have agreed to certain restrictions on transfers of their respective equity securities of New Charter following the Bright House Closing.  Exceptions to these transfer restrictions include transfers pursuant to an underwritten public offering, Rule 144 or Rule 144A sales, block sales to persons who would not beneficially own 5% or more of such securities following such sale, sales between Liberty and A/N and their affiliates (subject to the equity ownership caps described above and certain pricing limitations), transfers approved by a majority of the Unaffiliated Directors, transfers approved by a majority of the stockholders of New Charter (other than affiliates of A/N and Liberty), sales pursuant to certain tender offers, and sales of exchangeable notes, debentures or similar securities that reference a number of notional New Charter Shares (in the case of A/N, not in excess of 50% of the number of such shares beneficially owned by A/N at the time of such sale).  In addition, Liberty has the right to engage in certain spin off transactions to its stockholders.

Further, Liberty and A/N will be permitted to enter into certain financing transactions, including a pledge New Charter Shares in respect of purpose or non-purpose loans, derivative transactions with linked financing with respect to New Charter Shares, and sales of exchangeable notes, debentures or similar securities, in the case of A/N, referencing up to 50% of the number of New Charter Shares beneficially owned by A/N.

Rights Plan. New Charter and the Board will not adopt a poison pill unless New Charter exempts each of Liberty and A/N up to its equity cap as described above.  This restriction will cease to apply to Liberty or A/N upon the permanent reduction of its equity interest in New Charter below 15%.  New Charter’s certificate of incorporation will provide that any decision with respect to a rights plan, including the implementation thereof, must be made by a majority of the Unaffiliated Directors.

Preemptive Rights. After the Bright House Closing, if New Charter proposes to issue any equity securities of New Charter in a capital raising transaction, each of Liberty and A/N (for so long as such person’s equity interest is equal to or greater than 10%), will have the right to purchase, in whole or in part, a number of such securities necessary to maintain its ownership of New Charter after giving effect to the issuance, for cash.  Additionally, subject to certain exceptions, until the fifth anniversary of the Bright House Closing, if New Charter proposes to issue any equity securities of New Charter (other than in a capital raising transaction) and so long as Liberty has a 17.01% equity interest in New Charter, Liberty will have preemptive rights to purchase that number of new securities equal to the lesser of (x) the number of securities necessary to maintain its equity ownership of New Charter after giving effect to the issuance and (y) the number of new securities that after giving effect to the issuance, will result in Liberty having an equity interest in New Charter of 25.01%, in each case, for cash.  Subject to Liberty’s exercise of its preemptive rights in respect of such issuance, A/N will also have certain preemptive rights in the case of new issuances (other than in a capital raising transaction), provided that it holds 10% or more of the New Charter equity.

Termination. The Second Amended and Restated Stockholders Agreement will terminate upon certain events including, but not limited to, (i) following termination of the Contribution Agreement, (ii) with respect to (x) Liberty or A/N, upon a material breach by Charter or New Charter (determined as set forth in the Second Amended and Restated Stockholders Agreement), and (y) with respect to Charter or New Charter (determined as set forth in the Second Amended and Restated Stockholders Agreement), upon a material breach by Liberty or A/N, in each case subject to certain cure rights, and (iii) as to A/N or Liberty, at such time as its equity ownership is 5% or less.  Upon a Liberty Change of Control (as defined in the Second Amended and Restated Stockholders Agreement), Liberty’s rights and obligations under the Second Amended and Restated Stockholders Agreement would cease to apply other than its obligations under Liberty’s voting and share ownership caps, standstill obligations and transfer restrictions.

Proxy and Right of First Refusal Agreement

At the Bright House Closing, the parties will enter into the Proxy Agreement, the form of which is attached as an exhibit to the Second Amended and Restated Stockholders Agreement.

Proxy. At the Bright House Closing, A/N will grant Liberty a 5-year irrevocable proxy (the “Proxy”) to vote that number of New Charter Shares and shares of Class B common stock of New Charter (the “Class B Common Stock”), in each case, held by A/N (such shares, the “Proxy Shares”), that will result in Liberty having voting power in New Charter equal to 25.01% of the outstanding voting power of New Charter, provided, that the voting power of the Proxy Shares will be capped at 7.0% of the outstanding voting power of New Charter.

The Proxy Agreement provides that Liberty may not vote the Proxy Shares on certain reserved matters including, among other things, change of control transactions of New Charter, bankruptcy events of New Charter or Charter Holdco, an authorization of any new class of securities of New Charter or Charter Holdco, approvals of any non-ordinary course matters relating to A/N and changes to the terms of the Class B Common Stock.

The Proxy will terminate in the event that Liberty transfers shares of New Charter other than in connection with certain permitted transfers.

Right of First Refusal. So long as the Proxy is in effect, if A/N proposes to transfer common units of Charter Holdco (which units are exchangeable into New Charter Shares and which will, under certain circumstances, result in the conversion of certain shares of Class B Common Stock into New Charter Shares) or New Charter Shares, in each case, constituting either (i) shares representing the first 7.0% of the outstanding voting power of New Charter held by A/N or (ii) shares representing the last 7.0% of the outstanding voting power of New Charter held by A/N, Liberty will have a right of first refusal (“ROFR”) to purchase all or a portion of any such securities A/N proposes to transfer.  The purchase price per share for any securities sold to Liberty pursuant to the ROFR will be the volume-weighted average price of New Charter Shares for the two trading day period before the notice of a proposed sale by A/N, payable in cash.  Certain transfers are permitted to affiliates of A/N, subject to the transferee entity entering into an agreement assuming the transferor’s obligations under the Proxy Agreement.

The ROFR does not apply to transfers by A/N in connection with a change of control of New Charter.  Liberty may not exercise the ROFR to the extent the shares purchased would result in its ownership of securities exceeding the voting or equity limits set forth in the Second Amended and Restated Stockholders Agreement.

Term. The Proxy Agreement will be entered into at the Bright House Closing and will terminate on the first to occur of (i) the fifth anniversary of the Bright House Closing, (ii) the occurrence of a 40 Act Event (as defined in the Proxy Agreement), (iii) upon a material breach by Liberty of any of its agreements contained in the Proxy (subject to certain cure rights), (iv) a Liberty Change of Control (as defined in the Second Amended and Restated Stockholders Agreement), (v) a transfer by Liberty of New Charter Shares, other than (x) certain permitted transfers (subject to certain requirements), (y) a transfer of New Charter Shares constituting less than 1% of the voting power of New Charter securities (subject to certain cure rights) or (z) a transfer of New Charter Shares following which Liberty retains no less than a 17.01% equity interest in New Charter, and (vi) the mutual agreement of Liberty and A/N.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Liberty Investment set forth in Item 1.01 of this Current Report on Form 8-K under “Agreements Relating to the TWC Transactions—Investment and Related Agreements with Third Party Investors” is incorporated herein by reference. The issuance of securities pursuant to the Liberty Investments is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On May 26, 2015, Liberty issued a press release announcing, among other things, the New Charter Investment.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Investment Agreement, dated May 23, 2015, by and among Charter Communications, Inc., CCH I, LLC and Liberty Broadband Corporation.

10.2	Voting Agreement, dated May 23, 2015, by and between Time Warner Cable Inc. and Liberty Broadband Corporation.

10.3	Contribution Agreement, dated May 23, 2015, by and among Liberty Broadband Corporation, Liberty Interactive Corporation, Charter Communications, Inc. CCH I, LLC and Nina Corporation I, Inc.

10.4	Proxy and Right of First Refusal Agreement, dated as of May 23, 2015, by and between Liberty Broadband Corporation and Liberty Interactive Corporation.

10.5

Amended and Restated Investment Agreement, dated May 28, 2015, by and among Liberty Broadband Corporation, Liberty Interactive Corporation, JANA Nirvana Master Fund, L.P., JANA Master Fund, Ltd., and Coatue Offshore Master Fund, Ltd.

10.6	Amended and Restated Investment Agreement, dated May 29, 2015, by and between Liberty Broadband Corporation and Quantum Partners LP.

10.7	Amended and Restated Investment Agreement, dated May 28, 2015, by and among Liberty Broadband Corporation, Soroban Master Fund LP and Soroban Opportunities Master Fund LP.

10.8

Amended and Restated Assignment and Assumption Agreement, dated May 28, 2015, by and among Liberty Broadband Corporation, Liberty Interactive Corporation, Soroban Master Fund LP, and Soroban Opportunities Master Fund LP.

10.9

Form of Proxy and Right of First Refusal Agreement by and among Liberty Broadband Corporation, Advance/Newhouse Partnership and, for the limited purposes set forth therein, Charter Communications, Inc. and CCH I, LLC.

99.1	Press Release, dated May 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015

LIBERTY BROADBAND CORPORATION

	By:	/s/ Craig Troyer
		Name:	Craig Troyer
		Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Investment Agreement, dated May 23, 2015, by and among Charter Communications, Inc., CCH I, LLC and Liberty Broadband Corporation.

10.2	Voting Agreement, dated May 23, 2015, by and between Time Warner Cable Inc. and Liberty Broadband Corporation.

10.3	Contribution Agreement, dated May 23, 2015, by and among Liberty Broadband Corporation, Liberty Interactive Corporation, Charter Communications, Inc. CCH I, LLC and Nina Corporation I, Inc.

10.4	Proxy and Right of First Refusal Agreement, dated as of May 23, 2015, by and between Liberty Broadband Corporation and Liberty Interactive Corporation.

10.5

Amended and Restated Investment Agreement, dated May 28, 2015, by and among Liberty Broadband Corporation, Liberty Interactive Corporation, JANA Nirvana Master Fund, L.P., JANA Master Fund, Ltd., and Coatue Offshore Master Fund, Ltd.

10.6	Amended and Restated Investment Agreement, dated May 29, 2015, by and between Liberty Broadband Corporation and Quantum Partners LP.

10.7	Amended and Restated Investment Agreement, dated May 28, 2015, by and among Liberty Broadband Corporation, Soroban Master Fund LP and Soroban Opportunities Master Fund LP.

10.8

Amended and Restated Assignment and Assumption Agreement, dated May 28, 2015, by and among Liberty Broadband Corporation, Liberty Interactive Corporation, Soroban Master Fund LP, and Soroban Opportunities Master Fund LP.

10.9

Form of Proxy and Right of First Refusal Agreement by and among Liberty Broadband Corporation, Advance/Newhouse Partnership and, for the limited purposes set forth therein, Charter Communications, Inc. and CCH I, LLC.

99.1	Press Release, dated May 26, 2015